UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 16, 2005
(Date of earliest event reported)

Clarion Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24690 (Commission File No.)	91-1407411 (IRS Employer Identification No.)

38 West Fulton, Suite 300 Grand Rapids, Michigan (Address of Principal Executive Offices)	49503 (Zip Code)

616-233-6680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On August 16, 2005, Clarion Technologies de Mexico, S. de R.L. de C.V., a Mexican limited liability corporation and wholly owned subsidiary of Clarion Technologies, Inc., a Delaware corporation (the "Company") entered into a Lease Agreement (the "Lease") with Immobiliaria Lo Bravos, S.A. de C.V., a Mexican company with variable capital (the "Landlord") for the leasing of approximately 20,300 square meters of land and an approximately 58,000 square foot industrial building located in Juarez, Chihuahua, Mexico (the "Premises"). The Company intends to use the Premises for professional offices, manufacturing, and warehousing. The term of the Lease is for two (2) years (with two (2) five (5) year renewal options) and is at market lease rates. The base rent for the Premises is established at approximately $25,700 per month, subject to an annual Consumer Price Index escalation, which cannot be less than 2.5% or higher than 4.5%, plus normal operating expenses. In addition, the Landlord has an exclusive option to provide for certain of the Company's additional future space needs.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 22, 2005	CLARION TECHNOLOGIES, INC. By: /s/ William Beckman —————————————— William Beckman President